UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2021

Great Elm Group, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-39832	85-3622015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GEG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2021, Great Elm Group, Inc.’s (GEG or the Company) majority-owned indirect subsidiary, Great Elm FM Acquisition, Inc. (FM Acquisition), entered into an agreement (the Purchase Agreement) with Monomoy Properties Fort Myers FL, LLC (Monomoy FM) to sell the Company’s real estate business (Real Estate Business) to Monomoy FM for $4.6 million in cash.  The Real Estate Business consists of majority-interests in two Class A office buildings totaling 257,000 square feet situated on 17 acres of land in Fort Myers, Florida.  GEG acquired the Real Estate Business in March 2018 for $2.7 million.

Pursuant to the terms of the Purchase Agreement, the proceeds of the sale were reinvested in newly issued membership interests of Monomoy Properties, LLC (Monomoy Fund), a privately-held fund managed by Imperial Capital Asset Management, LLC (ICAM) and comprised of a portfolio of net leased industrial real estate assets.  Jason W. Reese, the Executive Chairman of the Company’s board of directors, is the Co-Founder, Chairman and Chief Executive Officer of ICAM, and Mr. Reese and Long Ball Partners LLC, which is managed by ICAM, beneficially own approximately 15.3% and 14.9%, respectively, of the Company’s common stock. The transactions contemplated by the Purchase Agreement closed contemporaneously with its signing. The sale was approved by the Company’s non-interested directors and the Company obtained appraisals of the Real Estate Business and Monomoy Fund performed by an independent, third-party appraiser.

This summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 7.01. Regulation FD Disclosure.

On June 24, 2021, GEG issued a press release announcing the sale of the Real Estate Business. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, unless such subsequent filing specifically references this Item 7.01 of Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma financial information required by Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The unaudited pro forma condensed balance sheet as of March 31, 2021 has been prepared to give effect to the sale of the Real Estate Business as if it had been completed on March 31, 2021. The unaudited pro forma condensed statement of operations for the nine months ended March 31, 2021 and the fiscal year ended June 30, 2020 have been prepared to reflect the sale of the Real Estate Business as if it had been completed on July 1, 2019, the first day of the Company’s fiscal year.

(d) Exhibits
Exhibit Number	Description
2.1*	Purchase Agreement by and among Great Elm FM Acquisition, Inc. and Monomoy Properties Fort Myers FL, LLC, dated June 23, 2021
99.1	Press Release issued by Great Elm Group, Inc., dated June 24, 2021
99.2	Unaudited pro forma condensed financial statements of GEG for the year ended June 30, 2020 and for the nine months ended March 31, 2021
104	The cover page from this current Report on Form 8-K, formatted as inline XBRL

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. GEG hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Great Elm Group, Inc.

Date: June 24, 2021	/s/ Brent J. Pearson
	By:	Brent J. Pearson
	Title:	Chief Financial Officer